CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Income Fund of our report dated December 17, 2024, relating to the financial statements and financial highlights, which appears in Putnam Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial highlights", "FINANCIAL STATEMENTS" and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 24, 2025